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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report

                                  March 5, 2001





                           THE PLASTIC SURGERY COMPANY

             (Exact name of registrant as specified in its charter)

           Georgia                      001-15431                58-2317410
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


509 E. Montecito Street, 2nd Floor, Santa Barbara, California        93103
       (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (805) 963-0400

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Item 2 - Acquisition or Disposition of Assets

On December 18, 2000, The Plastic Surgery Company, a Georgia corporation (the "Registrant"), acquired all of the issued and outstanding capital stock (the "Shares") of Florida Center for Cosmetic Surgery, Inc., a Florida corporation ("FCCS"), for a purchase price of $7,000,000 (the "Purchase Price"), in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of December 18, 2000 (the "Agreement") by and among the Registrant, FCCS, and the FCCS Shareholders described therein (the "Acquisition"). The Purchase Price and all other terms of the Agreement were determined pursuant to arms-length negotiations between the parties.

In connection with the Agreement, Registrant paid the Purchase Price by (i) a cash payment in the amount of $900,000, (ii) the issuance of secured promissory notes to the FCCS Shareholders in the aggregate principal amount of $4,100,000 (the "Secured Notes"), (iii) the issuance of unsecured promissory notes to the FCCS Shareholders in the aggregate principal amount of $1,000,000 (the "Unsecured Notes"), and (iv) the issuance of an aggregate of 406,075 shares of Common Stock of Registrant to the FCCS Shareholders (the "Registrant Common Stock"), which was the determined by dividing $1,000,000 by the average closing price per share of Common Stock of Registrant as reported on the American Stock Exchange for the five (5) trading days ending on the day immediately prior to December 18, 2000.

The Secured Notes accrue interest at a rate of 9 percent per annum and are payable in monthly installments of interest only until the first anniversary of the Closing, at which time all of the outstanding principal and accrued interest shall become due and payable. The Secured Notes are collateralized with a first priority security interest in the assets of FCCS and a pledge of all of the Share of FCCS. The Unsecured Notes accrue interest at a rate of 9% per annum and are payable over three years in equal monthly installments of principal and interest based upon a ten year amortization schedule in accordance with the terms and conditions of the Unsecured Notes.

Registrant granted to the FCCS Shareholders certain registration rights in connection with the Registrant Common Stock whereby the Registrant shall register the resale of the shares of Registrant Common Stock within three months following the closing of the Acquisition.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

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Item 7 - Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired (Florida Center for Cosmetic Surgery)

     Independent Auditors' Report...............................................................................F-1

     Consolidated Balance Sheets as of December 31, 1999 and September 30, 2000 (unaudited).....................F-2

     Consolidated Statements Operations for the years ended December 31, 1999 and 1998 and the nine-month periods ended September 30, 2000 and 1999 (unaudited)...........................................F-3

     Consolidated Statements of Stockholders' Equity from December 31, 1997 through September 30, 2000 (unaudited).....................................................................F-4

     Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the nine-month periods ended September 30, 2000 and 1999 (unaudited)...........................................F-5

     Notes to Consolidated Financial Statements.................................................................F-6

(b)  Pro Forma Financial Data

     Unaudited Pro Forma Condensed Combined Financial Information...............................................F-9

     Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2000........................F-10

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1999..F-12

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2000..................................................................................F-13

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.................................F-14

(c)  Exhibits

        EXHIBIT NUMBER                           DESCRIPTION
            2.1*       ** Stock Purchase Agreement dated as of December 18, 2000
           23.1           Consent of Durland & Company, CPAs, P.A. with respect to the financial statements of FCCS
           99.1           Financial Statements of FCCS listed in Item 7(a) above.
           99.2           Pro Forma Financial Statements listed in Item 7(b) above.

---------------------------------
* Certain exhibits to, and schedules delivered in connection with, the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to supplementally furnish to the SEC a copy of any such exhibit or schedule upon request.
** Previously filed by Registrant with its Current Report on Form 8-K as filed wit the SEC on January 2, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     March 5, 2001
                                           The Plastic Surgery Company


                                           /s/ Dennis Condon
                                           -------------------------------------
                                           Dennis Condon
                                           President and Chief Executive Officer